UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of Principal Executive Offices, including Zip Code)

(913) 213-2000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2025 (the “Closing Date”), AMC Entertainment Holdings, Inc. (the “Company” or “AMC”) and Muvico, LLC, a wholly owned subsidiary of the Company (“Muvico”), completed a series of refinancing transactions (the “Transactions”) as contemplated by the previously announced Transaction Support Agreement, dated July 1, 2025 (the “Transaction Support Agreement”) with certain holders of the Company’s 7.500% Senior Secured Notes due 2029 (the “Existing 7.5% Notes”, and such holders, the “Consenting 7.5% Noteholders”), certain holders of Muvico’s 6.00%/8.00% Senior Secured Exchangeable Notes due 2030 (the “Existing Exchangeable Notes”, and such holders, the “Consenting Exchangeable Noteholders”) and certain lenders of the Company’s term loans outstanding under its existing credit agreement (the “Credit Agreement”, and any such consenting lenders, the “Consenting Term Loan Lenders” and, together with the Consenting 7.5% Noteholders and Consenting Exchangeable Noteholders, the “Consenting Parties”). In connection with the Transactions, on the Closing Date:

•	The Consenting 7.5% Noteholders (i) provided approximately $244.4 million gross proceeds of incremental, new money financing and (ii) exchanged $590.0 million aggregate principal amount of Existing 7.5% Notes held by the Consenting 7.5% Noteholders on a dollar-for-dollar basis for a total of $857.0 million aggregate principal amount of new Senior Secured Notes due 2029 (the “New 2029 Notes”). The new money financing provided by the New 2029 Notes will be used, among other things, to finance the repurchase of $173.1 million aggregate principal amount of the Company’s outstanding 5.875% Senior Subordinated Notes due 2026 and 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026, which have been called for redemption, conditional upon the receipt of proceeds from the financing.

•	The Consenting Exchangeable Noteholders exchanged approximately $194.4 million aggregate principal amount of the Existing Exchangeable Notes held by the Consenting Exchangeable Noteholders, on a dollar-for-dollar basis, for new Senior Secured Exchangeable Notes due 2030 issued by Muvico (the “New Exchangeable Notes”). The principal amount of New Exchangeable Notes held by the Consenting Exchangeable Noteholders will be subject to potential downward adjustment, depending on the trading price of AMC Common Stock for a period following this exchange.

•	The Consenting Term Loan Lenders (which constituted the “Required Lenders” as defined in the Credit Agreement), the Company, Muvico and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent under the Credit Agreement, entered into an amendment to the Credit Agreement permitting the Transactions.

•	The Company and the Consenting Parties entered into a settlement and mutual release agreement with respect to the Transactions and pursuant to which the parties have agreed that they will not directly or indirectly take any action in furtherance of the action captioned A Holdings – B LLC, et al. v. GLAS Trust Company LLC and AMC Entertainment Holdings, Inc., Case No. 654878/2024 (Sup. Ct. N.Y. Cnty. 2024) (the “Intercreditor Litigation”) and will dismiss with prejudice any claims with respect to the Intercreditor Litigation.

New 2029 Notes Indenture

Interest, Guarantees and Security

The New 2029 Notes were issued pursuant to an indenture (the “New 2029 Notes Indenture”), dated as of the Closing Date, by and among Muvico, as issuer, the Company, as a guarantor, the other guarantors party thereto and CSC Delaware Trust Company, as trustee and as collateral agent (in such capacity, the “New 2029 Notes Collateral Agent”).

The New 2029 Notes will bear interest at a rate per annum equal to the Applicable Rate (as defined in the New 2029 Notes Indenture), payable semi-annually in arrears in cash and, to the extent required, in payment-in-kind (“PIK”) interest on June 15 and December 15 of each year, beginning on December 15, 2025. The New 2029 Notes will mature on February 19, 2029, unless redeemed in full prior to such maturity date, pursuant to the terms contained in the New 2029 Notes Indenture. If, by December 10, 2025, the Company has not obtained the necessary AMC shareholder approvals required to issue the Company’s Class A common stock, par value $0.01 (“AMC Common Stock”) underlying the New Exchangeable Notes (the “Required Shareholder Approval”), the interest rate per annum payable with respect to the New 2029 Notes will increase by either 1.00% cash interest or 2.00% PIK interest, as determined by the Company in its sole discretion (the “Additional Rate”). The Additional Rate will (i) go into effect concurrent with any rate adjustment to the New Exchangeable Notes and (ii) remain in force for any duration of time in which the New Exchangeable Notes remain outstanding and are not exchangeable.

Muvico’s obligations under the New 2029 Notes are fully and unconditionally guaranteed on a joint and several basis by the Company and each of the Company’s subsidiaries that guarantee the Company’s and Muvico’s obligations under the Credit Agreement, as well as all of the Company’s future subsidiaries that guarantee the Company’s or any of the Company’s subsidiaries other material indebtedness, including under the Credit Agreement. The New 2029 Notes are secured (a) on a first lien priority basis on the assets of the Company and the guarantors under the indenture governing the Company’s Existing 7.5% Notes (the “Existing 7.5% Notes Indenture”) (such guarantors, collectively, the “AMC Group Guarantors”), pari passu with the liens securing the term loans under the Credit Agreement, and, other than with respect to any turnover in favor of the Credit Agreement by the Existing Exchangeable Notes, the Existing Exchangeable Notes, and (b) on a 1.5 lien priority basis on the assets of Muvico, Centertainment Development, LLC (“Centertainment”), their guarantor subsidiaries under the Existing Exchangeable Notes Indenture and AMC Theatres of UK Limited (together with Centertainment and such guarantor subsidiaries, collectively, the “Muvico Group Guarantors”; the Muvico Group Guarantors, together with the AMC Group Guarantors, collectively, the “Existing Guarantors”), which lien will only be junior to the liens securing the term loans under the Credit Agreement and the New Exchangeable Notes and senior to the liens securing any other funded debt of Muvico, including, but not limited to, the Existing Exchangeable Notes.

Covenants and Events of Default

The New 2029 Notes Indenture contains covenants that limit the ability of Muvico, the Company and its subsidiaries to, among other things: (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) enter into transactions with its affiliates; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and (vii) impair the security interest in the collateral. These covenants are subject to a number of important limitations and exceptions. The New 2029 Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New 2029 Notes to be due and payable immediately.

The New 2029 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements of the Securities Act and applicable state securities laws.

The foregoing summary of the New 2029 Notes Indenture and New 2029 Notes does not purport to be complete and is qualified in its entirety by reference to the New 2029 Notes Indenture and the form of New 2029 Note attached hereto as Exhibits 4.1 and 4.2, respectively and incorporated herein by reference.

New Exchangeable Notes Indenture

Interest, Guarantees and Security

The New Exchangeable Notes were issued pursuant to an indenture (the “New Exchangeable Notes Indenture”), dated as of the Closing Date, by and among Muvico, as issuer, the Company, as a guarantor, the other guarantors party thereto and GLAS Trust Company LLC, as trustee and as collateral agent (in such capacity, the “New Exchangeable Notes Collateral Agent”).

The New Exchangeable Notes will initially bear interest at a rate per annum of 6.00% cash interest and 2.00% PIK interest, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025; provided that so long as the Required Shareholder Approval has been obtained on or before December 10, 2025 (the “Interest Adjustment Date”), the interest rate will be decreased, from and after the Interest Adjustment Date, to 1.50% cash interest (and no PIK interest) per annum. In the event that receipt of the Required Shareholder Approval does not occur prior to the Interest Adjustment Date, the interest rate on the New Exchangeable Notes will be increased, from and after the Interest Adjustment date, to 9.50% cash interest and 3.50% PIK interest per annum until any later date on which such Required Shareholder Approval is obtained, from and after which the interest rate will be decreased to 1.50% cash interest (and no PIK interest) per annum. The New Exchangeable Notes will mature on April 30, 2030, unless redeemed or exchanged in full prior to such maturity date, pursuant to the terms contained in the New Exchangeable Notes Indenture.

Muvico’s obligations under the New Exchangeable Notes are fully and unconditionally guaranteed on a joint and several basis by the Company and the Company’s subsidiaries that guarantee the Company and Muvico’s obligations under the Credit Agreement, and all of the Company’s future subsidiaries that guarantee the Company’s other material indebtedness, including under the Credit Agreement. The New Exchangeable Notes are secured (a) on a first lien priority basis on the assets of the Company and the guarantors under the Existing 7.5% Notes Indenture, pari passu with the liens securing the term loans under the Credit Agreement, the Existing Exchangeable Notes, the New 2029 Notes and the remaining Existing 7.5% Notes, subject to the Existing 1L Intercreditor Agreement, and will be subject to the same turnover provisions as the Existing Exchangeable Notes for the benefit of the term loans under the Credit Agreement and (b) on a 1.25 lien priority basis on the assets of Muvico, Centertainment and their guarantor subsidiaries under the Existing Exchangeable Notes Indenture and AMC Theatres of UK Limited, which lien will only be junior to the liens securing the term loans under the Credit Agreement and senior to the liens securing the New 2029 Notes and the liens securing any other funded debt of Muvico, including, but not limited to, the Existing Exchangeable Notes.

Exchange Mechanics; Soft Call; Fundamental Change; Redemption

Prior to a Required Shareholder Approval, the New Exchangeable Notes are not exchangeable into AMC Common Stock. Following the Required Shareholder Approval, the New Exchangeable Notes will be exchangeable, at the option of the holders thereof, into AMC Common Stock at a stock price (the “Exchange Price”) calculated based on a formula described in the New Exchangeable Notes Indenture.

Under the terms of the New Exchangeable Notes Indenture, the Company has also agreed to not engage in an at-the-market offering for six months following the Required Shareholder Approval, other than at-the-market offerings for the lesser of 25,000,000 shares of AMC Common Stock or $50,000,000 in net proceeds raised through such at-the-market offering; provided, further, that if either (i) the share price of the AMC Common Stock exceeds 200% of the Soft Call Trigger Price (as defined in the New Exchangeable Notes Indenture) at any time, determined based on the average of the Daily VWAPs for any period of two consecutive Trading Days or (ii) at least 100,000,000 shares of AMC Common Stock have traded above 200% of the Soft Call Trigger Price, then, in either case, all such restrictions with respect to the Company’s ability to engage in an at-the-market offering will no longer apply, so long as any AMC Common Stock sold in any such offering is sold at a price no less than 200% of the Soft Call Trigger Price.

At any time from and after the date that is one business day following the date on which the Exchange Price has been initially determined until the close of business on the second Trading Day immediately preceding the maturity date of the New Exchangeable Notes, each holder of the New Exchangeable Notes will have the right, at its option, to surrender for exchange all or a portion of its New Exchangeable Notes at the Exchange Rate for AMC Common Stock based on the applicable Exchange Rate then in effect. During such period, Muvico will have the right, at its election, to redeem all (but not less than all) of the outstanding New Exchangeable Notes at a price equal to the aggregate principal amount of the New Exchangeable Notes, plus accrued and unpaid interest thereon to, but excluding, the date of such redemption if the Daily VWAP per share of AMC Common Stock exceeds 110% of the Exchange Price for fifteen consecutive Trading Days ending on (and including) the Trading Day immediately before the date on which Muvico sends a notice to holders calling such New Exchangeable Notes for redemption (a “Soft Call Notice”). Any such Soft Call Notice will provide that the applicable redemption of the New Exchangeable Notes will occur on a business day of Muvico’s choosing, not more than ten and not less than five business days after the date of the Soft Call Notice. Notwithstanding the foregoing, holders of New Exchangeable Notes will be entitled within two business days of such Soft Call Notice to submit their New Exchangeable Notes for exchange under the terms of the New Exchangeable Notes Indenture.

In the event that holders of New Exchangeable Notes voluntarily elect to exchange their New Exchangeable Notes, such holders will also be entitled to a make-whole premium (the “Exchange Adjustment Consideration”) equal to (i) prior to July 22, 2027, 21.0% of the aggregate principal amount of the New Exchangeable Notes being exchanged; (ii) on or after July 22, 2027 and prior to July 22, 2028, 14.0% of the aggregate principal amount of the New Exchangeable Notes being exchanged; (iii) on or after July 22, 2028 and prior to July 22, 2029, 7.0% of the aggregate principal amount of the New Exchangeable Notes being exchanged; and (iv) on or after July 22, 2029, zero. Muvico, at its option, will be entitled to pay the Exchange Adjustment Consideration in the form of shares of AMC Common Stock (using a modified exchange price equal to 110% of the Exchange Price), subject to restrictions under the Credit Agreement, or cash in twelve equal installments over the twelve-month period following the applicable exchange or a combination thereof.

If certain corporate events that constitute a Fundamental Change (as defined in the New Exchangeable Notes Indenture) occur, then holders will have the right to require Muvico to repurchase their New Exchangeable Notes at a cash repurchase price equal to 100% of the aggregate principal amount of the New Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (as defined in the New Exchangeable Notes Indenture). The definition of Fundamental Change includes certain business combination transactions involving the Company, stockholder approval of any plan or proposal for the liquidation or dissolution of the Company and certain de-listing events with respect to AMC Common Stock.

Muvico will also be required to mandatorily redeem all of the issued and outstanding New Exchangeable Notes at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of purchase in the event that, as of November 17, 2028, the aggregate principal amount outstanding of the Existing 7.5% Notes and New 2029 Notes exceeds an aggregate principal amount of $190,000,000.

Covenants and Events of Default

The New Exchangeable Notes Indenture contains covenants that limit the ability of Centertainment and Muvico and their future respective subsidiaries to, among other things: (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) enter into transactions with its affiliates; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets; and (vii) impair the security interest in the collateral. These covenants are subject to a number of important limitations and exceptions. The New Exchangeable Notes Indenture also incorporates the other restrictive covenants contained in the New 2029 Notes Indenture. The New Exchangeable Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding New Exchangeable Notes to be due and payable immediately.

Additional New Exchangeable Notes

The New Exchangeable Notes Indenture provides that in the event that the Required Shareholder Approval is not obtained within 180 days of the Closing Date, Muvico will promptly issue $15.0 million aggregate principal amount of additional New Exchangeable Notes to the holders of the New Exchangeable Notes, pro rata based on the percentage of outstanding New Exchangeable Notes held by each such holder as of the Closing Date and rounded to the nearest $1.00 increment.

The New Exchangeable Notes have not been registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the applicable registration requirements of the Securities Act and applicable state securities laws.

The foregoing summary of the New Exchangeable Notes Indenture and New Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the New Exchangeable Notes Indenture and the form of New Exchangeable Note attached hereto as Exhibits 4.3 and 4.4, respectively and incorporated herein by reference.

Credit Agreement Amendment

On the Closing Date, the Company entered into that certain First Amendment to Credit Agreement (the “Credit Agreement Amendment”), by and among the Company and Muvico, as borrowers, the Existing Guarantors, the lenders party thereto (which constituted the “Required Lenders” as defined in the Credit Agreement) and Wilmington Savings Fund Society, FSB, as administrative agent and as collateral agent, which amends the Credit Agreement. Pursuant to the Credit Agreement Amendment, certain covenants were amended to permit the consummation of the Transactions and directed Wilmington Savings Fund Society, FSB, as collateral agent in respect of the existing term loans (in such capacity, the “Credit Agreement Collateral Agent”), to enter into the A&R First Lien/Second Lien Centertainment Group Intercreditor Agreement (as defined below) and the First Lien/Intermediate Lien Intercreditor Agreement (as defined below).

The foregoing summary of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment attached as Exhibit 4.5 hereto and incorporated herein by reference.

Intercreditor Agreements

A&R First Lien/Second Lien Centertainment Group Intercreditor Agreement

On the Closing Date, the Company, Centertainment, Muvico and the other Existing Guarantors, the Credit Agreement Collateral Agent, the Existing Exchangeable Notes Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent entered into that certain Amended and Restated First Lien/Second Lien Intercreditor Agreement (the “First Lien/Second Lien Centertainment Group Intercreditor Agreement”) to govern the relative priorities of the security interests of the New Term Loan Collateral Agent, the Exchangeable Notes Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent in the collateral granted by the Muvico Group Guarantors and certain other matters related to the administration of security interests.

Existing First Lien Restricted Group Intercreditor Joinder Agreement

On the Closing Date, the Company, the AMC Group Guarantors, the Credit Agreement Collateral Agent, in its capacity as controlling collateral agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent entered into that certain Joinder No. 5 to the First Lien Intercreditor Agreement (the “Existing First Lien Restricted Group Intercreditor Joinder Agreement”), pursuant to which the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent joined that certain First Lien Intercreditor Agreement, dated as of April 24, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Restricted Group First Lien Intercreditor Agreement”), among the Company, the AMC Group Guarantors, the Credit Agreement Collateral Agent and the other agents party thereto, and became bound by the Existing Restricted Group First Lien Intercreditor Agreement, which governs the relative priorities of the collateral agents party thereto and their respective security interests in the collateral granted by the Company and the AMC Group Guarantors and certain other matters related to the administration of security interests.

First Lien/Intermediate Lien Centertainment Group Intercreditor Agreement

On the Closing Date, the Company, Centertainment, Muvico and the other Existing Guarantors, the Credit Agreement Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent entered into that certain First Lien/Intermediate Lien Intercreditor Agreement (the “First Lien/Intermediate Lien Centertainment Group Intercreditor Agreement”) to govern the relative priorities of the security interests of the New Term Loan Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent in the collateral granted by the Muvico Group Guarantors and certain other matters related to the administration of security interests.

1.25 Lien/1.5 Lien Centertainment Group Intercreditor Agreement

On the Closing Date, the Company, Muvico, Centertainment and the other Muvico Group Guarantors, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent entered into that certain 1.25 Lien/1.5 Lien Intercreditor Agreement (the “1.25 Lien/1.5 Lien Centertainment Group Intercreditor Agreement”) to govern the relative priorities of the security interests of the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent in the collateral granted by the Muvico Group Guarantors and certain other matters related to the administration of security interests.

The foregoing summaries of the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Existing First Lien Restricted Group Intercreditor Joinder Agreement, the First Lien/Intermediate Lien Centertainment Group Intercreditor Agreement and the 1.25 Lien/1.5 Lien Centertainment Group Intercreditor Agreement do not purport to be complete and are qualified in their entirety by reference to the First Lien/Second Lien Centertainment Group Intercreditor Agreement, the Existing First Lien Restricted Group Intercreditor Joinder Agreement, the First Lien/Intermediate Lien Centertainment Group Intercreditor Agreement and the 1.25 Lien/1.5 Lien Centertainment Group Intercreditor Agreement attached hereto as Exhibits 4.6, 4.7, 4.8 and 4.9, respectively, and incorporated herein by reference.

Supplemental Indenture

Prior to the foregoing transactions, with the consent of the holders of a majority in aggregate principal amount of the outstanding Existing 7.5% Notes, the Company, the guarantors party thereto and CSC Delaware Trust Company, as trustee and collateral agent, entered into a supplemental indenture (the “Existing 7.5% Notes Supplemental Indenture”) to the Existing 7.5% Notes Indenture. Among other things, the Existing 7.5% Notes Supplemental Indenture made amendments to the Existing 7.5% Notes Indenture to permit the Transactions.

The foregoing summary of the Existing 7.5% Notes Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Existing 7.5% Notes Supplemental Indenture, attached hereto as Exhibit 4.10 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the headings “New 2029 Notes Indenture” and “New Exchangeable Notes Indenture” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the heading “New Exchangeable Notes Indenture” is incorporated by reference into this Item 3.02.

The New Exchangeable Notes are not currently exchangeable into AMC Common Stock, but may become exchangeable into AMC Common Stock, subject to the conditions and on the terms set forth in the New Exchangeable Notes Indenture. The New Exchangeable Notes were issued, and any additional New Exchangeable Notes issued pursuant to the terms of the New Exchangeable Notes Indenture (including as PIK interest) will be issued, in reliance on Section 4(a)(2) of the Securities Act. Any shares of AMC Common Stock that may be issued in the future upon exchange of the New Exchangeable Notes would be issued in reliance on Section 3(a)(9) and/or Section 4(a)(2) of the Securities Act. Muvico has relied on these exemptions from registration based in part on representations made by the purchasers of the New Exchangeable Notes pursuant to the Transaction Support Agreement.

Item 7.01	Regulation FD Disclosure.

On July 25, 2025, the Company issued a press release announcing that it had completed the Transactions. The full text of the press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K, and, as a result, such information will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as will be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	New 2029 Notes Indenture, by and among Muvico, the Company, the other guarantors party thereto and CSC Delaware Trust Company, as trustee and as notes collateral agent, dated as of July 24, 2025.
4.2	Form of Senior Secured Note due 2029 (included as Exhibit A to Exhibit 4.1 hereto).
4.3	New Exchangeable Notes Indenture, by and among Muvico, the Company, the other guarantors party thereto and GLAS Trust Company LLC, as trustee and as notes collateral agent, dated as of July 24, 2025.
4.4	Form of Senior Secured Exchangeable Note due 2030 (included as Exhibit A to Exhibit 4.3 hereto).
4.5	First Amendment to Credit Agreement, by and among AMC, the guarantors party thereto, the lenders party thereto and the Existing Credit Agreement Collateral Agent, Centertainment, Muvico and the other Existing Guarantors, the Credit Agreement Collateral Agent, the Existing Exchangeable Notes Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent dated as of July 24, 2025.
4.6	First Lien/Second Lien Centertainment Group Intercreditor Agreement, by and among AMC, Centertainment, Muvico, the other Existing Guarantors, the Credit Agreement Collateral Agent, the Existing Exchangeable Notes Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent, dated as of July 24, 2025.
4.7	Joinder No. 5 to Existing Restricted Group First Lien Intercreditor Agreement, by and among Company, the AMC Group Guarantors, the Credit Agreement Collateral Agent and the other agents party thereto, dated as of July 24, 2025.
4.8	First Lien/Intermediate Lien Centertainment Group Intercreditor Agreement, by and among the Company, Centertainment, Muvico and the other Existing Guarantors, the Credit Agreement Collateral Agent, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent, dated as of July 24, 2025.
4.9	1.25 Lien/1.5 Lien Centertainment Group Intercreditor Agreement, by and among the Company, Muvico, Centertainment and the other Muvico Group Guarantors, the New Exchangeable Notes Collateral Agent and the New 2029 Notes Collateral Agent, dated as of July 24, 2025.
4.10	Existing 7.5% Notes Supplemental Indenture, by and among the Company, the guarantors party thereto and CSC Delaware Trust Company, as trustee and collateral agent, dated as of July 24, 2025.
99.1	Press Release, dated July 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: July 25, 2025	By:	/s/ Edwin F. Gladbach
Name: Edwin F. Gladbach
Title: Vice President, Interim General Counsel and Secretary